UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Berkshire Ln., Suite 900 Dallas, Texas	75225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously announced on May 30, 2019, Eagle Materials Inc. (the “Company”) has decided to separate its Heavy Materials and Light Materials businesses into two independent, publicly traded corporations by means of a tax-free spin-off to stockholders of the Company (the “Separation”).

In connection with the Separation, on February 11, 2020, the Company announced that the Separation is expected to be effected by the spin-off of the Heavy Materials business, to be named Eagle Materials Inc. (“Eagle Materials”), and that the remaining Light Materials business will be named American Gypsum Company (“American Gypsum”). The Board of Directors of the Company has also announced the selection of the Chairman and Chief Executive Officer for each of Eagle Materials and American Gypsum, in each case effective immediately upon, and subject to, the consummation of the Separation.

The Company announced that the following individuals will assume the indicated positions with Eagle Materials:

Michael R. Nicolais, the current Chairman of the Board of Directors of the Company (the “Board”), will become Chairman of the Board of Directors of Eagle Materials.

Michael Haack, the current President and Chief Executive Officer of the Company, will become President and Chief Executive Officer of Eagle Materials.

The Company also announced that the following individuals will assume the indicated positions with American Gypsum:

David Powers, a member of the Board and the Company’s retired President and Chief Executive Officer, will become the Chairman of the Board of Directors of American Gypsum.

Craig Kesler, the current Executive Vice President – Finance and Administration and Chief Financial Officer of the Company, will become the President and Chief Executive Officer of American Gypsum.

Biographical information for the newly selected directors and officers is included in the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s August 6, 2019 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 27, 2019 (the “2019 Proxy Statement”), which information is incorporated herein by reference.

In connection with their appointments, it is expected that Messrs. Nicolais and Powers will be compensated for their service and that Messrs. Haack and Kesler will enter into new compensation arrangements, the terms of which have not yet been finalized. The composition of the Boards of Eagle Materials and American Gypsum following the completion of the Separation, including assignments with respect to committees of those Boards, have also not yet been determined. There are no arrangements or understandings between any of the individuals listed above and any other person pursuant to which such individuals were selected as directors or officers of Eagle Materials or American Gypsum, as applicable.

During fiscal 2020, the Company engaged KPMG to perform certain tax and other consulting work, paying KPMG approximately $2.5 million. The spouse of Mr. Kesler, our Chief Financial Officer, is a partner at KPMG. Mr. Kesler’s spouse did not work on any Company matters, and Mr. Kesler was not the project coordinator for any of this work. Prior approval of this engagement was obtained in accordance with our code of conduct. Information regarding those related party transactions required to be disclosed with respect to fiscal 2019 can be found in the 2019 Proxy Statement, which information is incorporated herein by reference.

Item 8.01.	Other Events.

On February 11, 2020, the Company issued a press release announcing the selection of the Chairman and Chief Executive Officer for each of Eagle Materials and American Gypsum. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Eagle Materials Inc., dated February 11, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC. (Registrant)

By:	/s/ James H. Graass
Name:	James H. Graass
Title:	Executive Vice President, General Counsel and Secretary

Date: February 12, 2020